SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 26, 2012
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction (Commission file number)		(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On July 26, 2012, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended June 30, 2012. The text of the announcement is included herewith as Exhibit 99.
Item 9.01 Financial Statements and Exhibits
99 Second Quarter 2012 Earnings Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	___/s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial Officer
Date: July 26, 2012

EXHIBIT 99
Release:	On receipt, July 26, 2012
Media contact:	Adam Lackey, 515-362-0482, lacky.adam@principal.com
Investor contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group, Inc. Announces Second Quarter 2012 Results
· Second quarter 2012 operating earnings[1] were $216.3 million; $0.72 of earnings per share.
· Record assets under management of $367.1 billion.
· Second quarter 2012 total company net cash flows of $7.3 billion.
(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for second quarter
2012. The company reported operating earnings of $216.3 million for second quarter 2012, compared to $229.0 million for second quarter 2011. Operating earnings per diluted share (EPS) were $0.72 for second quarter 2012, compared to $0.71 for second quarter 2011. The company reported net income available to common stockholders of
$173.1 million, or $0.58 per diluted share for second quarter 2012, compared to $217.3 million, or $0.67 per diluted share for second quarter 2011. Operating revenues for second quarter 2012 were $2,136.3 million compared to
$2,098.5 million for the same period last year.

“The second quarter saw a continuation of the strong business fundamentals of the past few quarters.
We expect this momentum to continue despite ongoing macro headwinds,” said Larry D. Zimpleman, chairman, president and chief executive officer of Principal Financial Group, Inc. “The diversification of our investment management plus strategy allows us to generate deployable capital, even in challenging times.”

Added Terry Lillis, senior vice president and chief financial officer, “Our shift to a more fee-based business model allows us to operate from a position of financial strength. We deployed $475 million of excess capital in the first half of 2012 through a strategic international acquisition, quarterly dividends and opportunistic share repurchases. We remain on track to deploy our targeted $800 to $900 million of excess capital, which we can return to shareholders or invest in strategic M&A as opportunities arise.”

[1] Use of non-GAAP financial measures is discussed in this release after Segment Highlights

Key Highlights
· Record assets under management of $367.1 billion are up 9 percent compared to the year ago quarter.
· Strong sales in the company’s three key U.S. Retirement and Investor Services Accumulation segments in the second quarter, with $2.3 billion for Full Service Accumulation, $3.4 billion for Principal Funds and $492 million for Individual Annuities.
· Net cash flows of $1.9 billion for Full Service Accumulation and $1.1 billion for Principal Funds.
· Unaffiliated net cash flows of $2.1 billion contributed to record unaffiliated assets under management of $92.3 billion for Principal Global Investors.
· Principal International reported net cash flows of $2.3 billion and record assets under management of $60.3 billion (excluding $8.3 billion of assets under management in our asset management joint venture in China, which are not included in reported assets under management).
· Individual Life sales of $45 million are up 6 percent over second quarter 2011.
· Specialty Benefits had solid premium and fees growth of 5 percent over second quarter 2011 and a continued
stable loss ratio.
· Strong capital position with an estimated risk based capital ratio of 440 percent at quarter-end and $1.5 billion of excess capital.[2]
· Paid a quarterly dividend of $0.18 per common share on June 29, 2012.
· Principal Financial Group bought back 5.4 million shares of common stock in the second quarter at an average price of $25.52, bringing the year-to-date total number of shares repurchased 7.2 million.
· Book value per share, excluding AOCI[3] was $28.18, up 4 percent over second quarter 2011 and 2 percent sequentially.

Net Income
Net income available to common stockholders of $173.1 million for second quarter 2012 reflects net realized capital losses of $39.2 million, which includes:
· $20.8 million of net losses related to sales and permanent impairments of fixed maturity securities, including
$16.8 million of losses on commercial mortgage backed securities; and
· $2.2 million of losses on commercial mortgage whole loans.

Segment Highlights

Retirement and Investor Services
Segment operating earnings for second quarter 2012 were $141.7 million, compared to $154.7 million for the same period in 2011. The Full Service Accumulation segment earnings were $72.6 million compared to $77.1 million in the year ago quarter, primarily due to pressure on fee growth. Principal Funds earnings were $12.2 million compared to $13.2 million in second quarter 2011. The decrease was primarily due to higher expenses as we continue to invest in growing the business. Individual Annuities earnings were $24.6 million compared to $29.8 million for second quarter 2011, which reflects spread compression and higher deferred acquisition cost amortization.
Bank and Trust Services operating earnings were $8.6 million, compared to $9.5 million. The guaranteed businesses, which consist of Investment Only and Full Service Payout, earned $23.7 million in the second quarter 2012, down 6 percent from second quarter 2011, which is in line with the drop in average account values.
Operating revenues for the second quarter 2012 were $1,081.2 million compared to $1,044.2 million for the same period in 2011.

[2] Excess capital includes cash at the holding company and capital at the life company above that needed to maintain a 350 percent NAIC risk based capital ratio for the life company.
[3] Accumulated Other Comprehensive Income

Segment assets under management were $193.6 billion as of June 30, 2012, compared to $183.6 billion as of June 30, 2011.

Principal Global Investors
Segment operating earnings for second quarter 2012 were $18.2 million, compared to $20.8 million in the prior year quarter, reflecting higher compensation costs from additional distribution staff and added investment professionals to support growth.
Operating revenues for second quarter were $141.1 million, compared to $136.3 million for the same period in 2011.
Unaffiliated assets under management were a record $92.3 billion as of June 30, 2012, compared to $79.4 billion as of June 30, 2011.
Principal International
Segment operating earnings were $36.9 million in second quarter 2012, compared to $36.3 million in the prior year quarter. Second quarter results were dampened $3 million due to expenses related to the closing of the
Claritas transaction.
Operating revenues were $210.6 million for second quarter 2012, compared to $227.2 million for the same period last year, primarily due to the strengthening of the U.S. dollar.
Segment assets under management were a record $60.3 billion as of June 30, 2012, up $7.3 billion over
$53.0 billion as of June 30, 2011.

U.S. Insurance Solutions
Segment operating earnings for second quarter 2012 were $50.2 million, compared to $49.0 million for the same period in 2011. Individual Life earnings were $27.6 million in the second quarter compared to $23.7 million in second quarter 2011 reflecting better mortality experience in the current quarter. Specialty Benefits earnings were $22.6 million in second quarter 2012, down from $25.3 million in the same period a year ago primarily due to stronger than normal net investment income in second quarter 2011. Specialty Benefits loss ratios continue to be stable.
Segment operating revenues for second quarter 2012 were $751.5 million compared to $730.7 million for the same period a year ago.

Corporate
Operating losses for second quarter 2012 were $30.7 million compared to operating losses of $31.8 million in second quarter 2011.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended Dec.
31, 2011, and in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital;
continued difficult conditions in the global capital markets and the economy generally; continued volatility or further declines in the equity markets; changes in interest rates or credit spreads; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations; the determination of the amount of allowances and impairments taken on the company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the company’s DPAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses;
changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the company’s business, and damage its reputation; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the company’s stockholder rights plan, certificate of incorporation and by-
laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S.
GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings Conference Call
On Friday, July 27, 2012 at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Larry Zimpleman
and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

· Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
· Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers)
approximately 10 minutes prior to the start of the call. The access code is 20811.
· Replay of the earnings call via telephone is available by dialing 855-859-2056 (U.S. and Canadian callers) or
404-537-3406 (International callers). The access code is 20811. This replay will be available approximately two hours after the completion of the live earnings call through the end of day August 3, 2012.
· Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at:
www.principal.com/investor.

The company's financial supplement and additional investment portfolio detail for second quarter 2012 is currently available at www.principal.com/investor, and may be referred to during the call. Slides related to the call will be available at www.principal.com/investor approximately one-half hour prior to call start time.

About the Principal Financial Group
The Principal Financial Group® (The Principal ®)[4] is a global investment management leader including retirement services, insurance solutions and asset management. The Principal offers businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through its diverse family of financial services companies. Founded in 1879 and a member of the FORTUNE 500®, the Principal Financial Group has $367.1 billion in assets under management[5] and serves some 18.2 million customers worldwide from offices in Asia, Australia, Europe,
Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock
Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

###

[4] “The Principal Financial Group” and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the Principal
Financial Group.
5 As of June 30, 2012.

Summary of Segment and Principal Financial Group, Inc. Results

	Operating Earnings (Loss)* in millions

	Three Months Ended,		Six Months Ended,
Segment	06/30/12	06/30/11	06/30/12	06/30/11
Retirement and Investor Services	$ 141.7	$ 154.7	$ 285.3	$ 308.8
Principal Global Investors	18.2	20.8	34.4	37.4
Principal International	36.9	36.3	78.7	64.1
U.S. Insurance Solutions	50.2	49.0	100.4	102.4
Corporate	(30.7)	(31.8)	(69.5)	(63.9)
Operating Earnings	$ 216.3	$ 229.0	$ 429.3	$ 448.8
Net realized capital gains (losses), as adjusted	(39.2)	23.5	(49.2)	(31.4)
Other after-tax adjustments	(4.0)	(35.2)	(5.5)	(18.1)
Net income available to common stockholders	$ 173.1	$ 217.3	$ 374.6	$ 399.3

	Per Diluted Share
	Three Months Ended,		Six Months Ended,
	06/30/12	06/30/11	06/30/12	06/30/11
Operating Earnings	$ 0.72	$ 0.71	$ 1.42	$ 1.39
Net realized capital gains (losses), as adjusted	(0.13)	0.07	(0.16)	(0.10)
Other after-tax adjustments	(0.01)	(0.11)	(0.02)	(0.06)
Net income available to common stockholders	$ 0.58	$ 0.67	$ 1.24	$ 1.23
Weighted-average diluted common shares	301.9	323.2	303.3	324.0
outstanding

*Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended,		Six Months Ended,
	06/30/12	06/30/11	06/30/12	06/30/11
Premiums and other considerations	$ 681.3	$ 596.2	$ 1,358.4	$ 1,167.4
Fees and other revenues	632.1	603.8	1,214.8	1,198.3
Net investment income	822.9 898.5 1,670.5 1,780.3
Total operating revenues	2,136.3 2,098.5 4,243.7 4,146.0

Benefits, claims and settlement expenses	1,105.2	1,088.4	2,321.4	2,108.9
Dividends to policyholders	49.5	52.9	99.8	106.5
Commissions	158.7	147.7	318.5	294.6
Capitalization of DPAC	(99.4)	(81.2)	(200.4)	(163.9)
Amortization of DPAC	49.2	37.3	(56.2)	91.2
Depreciation and amortization	18.3	16.5	41.8	36.5
Interest expense on corporate debt	30.5	31.7	61.6	62.2
Compensation and other	538.8 496.1 1,085.5 1,000.6
Total expenses	1,850.8 1,789.4 3,672.0 3,536.6

Operating earnings before tax, noncontrolling
interest and preferred stock dividends	285.5	309.1	571.7	609.4
Less:
Income tax	58.3	67.5	122.2	138.7
Operating earnings attributable to noncontrolling
interest	2.6	4.3	3.7	5.4
Preferred stock dividends	8.3	8.3	16.5	16.5
Operating earnings	$ 216.3 $ 229.0 $ 429.3 $ 448.8

Net realized capital gains (losses), as adjusted	(39.2)	23.5	(49.2)	(31.4)
Other after-tax adjustments	(4.0)	(35.2)	(5.5)	(18.1)
Net income available to common stockholders	$ 173.1 $ 217.3 $ 374.6 $ 399.3

Selected Balance Sheet Statistics

	Period Ended,
	06/30/12	12/31/11		06/30/11
Total assets (in billions)	$ 152.1	$ 147.4		$ 148.3
Total common equity (in millions)	$ 8,880.7	$ 8,475.9		$ 9,234.8
Total common equity excluding accumulated
other comprehensive income (in millions)	$ 8,330.2	$ 8,217.9		$ 8,493.5
End of period common shares outstanding (in
millions)	295.6		301.1	313.7
Book value per common share	$ 30.04	$ 28.15		$ 29.44
Book value per common share excluding
accumulated other comprehensive income	$ 28.18	$ 27.29		$ 27.08

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,		Six Months Ended,
	06/30/12	06/30/11	06/30/12	06/30/11
Diluted Earnings Per Common Share:
Operating earnings	$ 0.72	$ 0.71	$ 1.42	$ 1.39
Net realized capital gains (losses)	(0.13)	0.07	(0.16)	(0.10)
Other after-tax adjustments	(0.01)	(0.11)	(0.02)	(0.06)
Net income available to common stockholders	$ 0.58 $ 0.67 $ 1.24 $ 1.23

Book Value Per Common Share Excluding Accumulated
Other Comprehensive Income:
Book value per common share excluding accumulated other
comprehensive income	$ 28.18	$ 27.08	$ 28.18	$ 27.08
Net unrealized capital gains	3.46	2.55	3.46	2.55
Foreign currency translation	(0.44)	0.32	(0.44)	0.32
Net unrecognized postretirement benefit obligations	(1.16)	(0.51)	(1.16)	(0.51)
Book value per common share including accumulated other
comprehensive income	$ 30.04 $ 29.44 $ 30.04 $ 29.44

Operating Revenues:
RIS	$ 1,081.2	$ 1,044.2	$ 2,136.3	$ 2,062.1
PGI	141.1	136.3	279.2	261.6
PI	210.6	227.2	473.1	433.3
USIS	751.5	730.7	1,448.5	1,462.7
Corporate	(48.1)	(39.9)	(93.4)	(73.7)
Total operating revenues	2,136.3	2,098.5	4,243.7	4,146.0
Net realized capital gains (losses) and related adjustments	(21.7)	17.1	(52.1)	(63.4)
Exited group medical insurance business	4.0	180.8	22.9	435.7
Total GAAP revenues	$ 2,118.6 $ 2,296.4 $ 4,214.5 $ 4,518.3

Operating Earnings:
RIS	$ 141.7	$ 154.7	$ 285.3	$ 308.8
PGI	18.2	20.8	34.4	37.4
PI	36.9	36.3	78.7	64.1
USIS	50.2	49.0	100.4	102.4
Corporate	(30.7)	(31.8)	(69.5)	(63.9)
Total operating earnings	216.3	229.0	429.3	448.8
Net realized capital gains (losses) and related adjustments	(39.2)	23.5	(49.2)	(31.4)
Other after-tax adjustments	(4.0)	(35.2)	(5.5)	(18.1)
Net income available to common stockholders	$ 173.1 $ 217.3 $ 374.6 $ 399.3

Net Realized Capital Gains (Losses):
Net realized capital gains (losses), as adjusted	$ (39.2)	$ 23.5	$ (49.2)	$ (31.4)
Certain derivative and hedging-related adjustments	22.4	25.5	45.7	47.8
Amortization of DPAC and sale inducement costs	28.7	14.3	(4.2)	(6.3)
Certain market value adjustments of embedded derivatives	(0.5)	(60.0)	1.4	(63.8)
Capital gains (losses) distributed	(5.6)	3.0	1.9	11.7
Tax impacts	(5.1)	12.0	(10.0)	(15.5)
Noncontrolling interest capital gains	0.1	19.3	8.2	36.8
Recognition of front-end fee revenues	(0.5)	(0.1)	(0.1)	0.1
Certain market value adjustments to fee revenues	-	0.1	-	0.1
Net realized capital gains (losses) associated with exited group
medical business	(0.1)	0.1	(0.2)	0.2
GAAP net realized capital gains (losses)	$ 0.2 $ 37.7 $ (6.5) $ (20.3)

Other After-Tax Adjustments:
Exited group medical insurance businesses	$ (4.0)	$ 18.8	$ (5.5)	$ 35.9
Contribution to PFG Foundation	-	(19.5)	-	(19.5)
Assumption change within the Individual Life business	-	(34.5)	-	(34.5)
Total other after-tax adjustments	$ (4.0) $ (35.2) $ (5.5) $ (18.1)